UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): November 7, 2006
ENERGYSOUTH, INC.
(Exact name of registrant as specified in its charter)

Alabama	333-42057	58-2358943
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

2828 Dauphin Street
Mobile, Alabama	36606
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(251) 450-4774
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Note for Business and Commercial Loans

Item 1.01 Entry into a Material Definitive Agreement.
     On November 7, 2006, EnergySouth, Inc. (the “Company”) executed an unsecured Note for Business and Commercial Loans – Revolving in favor of AmSouth Bank, now Regions Bank, in the principal amount of up to $20,000,000 (the “Note”). The outstanding principal and unpaid interest under the Note are due and payable on demand. If not sooner demanded, interest at the rate of LIBOR plus 1.25% is payable in monthly installments, and the outstanding principal and unpaid interest under the Note are due and payable in full on February 28, 2007. The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
10.1	Note for Business and Commercial Loans – Revolving, from EnergySouth, Inc. in favor of AmSouth Bank, now Regions Bank, in the principal amount of up to $20,000,000, dated November 7, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

ENERGYSOUTH, INC.
Date: November 10, 2006	By:	/s/ G. Edgar Downing, Jr.
G. Edgar Downing, Jr.
Secretary

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